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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28497, 33-72372, 333-50667 and 333-57773) of
Flowserve Corporation of our report (relating to BW/IP, Inc. and its subsidiaries) dated January 28, 1997 appearing on page F-2 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report (relating to BW/IP, Inc. and its subsidiaries) on the Financial Statement Schedules, which appears on page F-4 of this Form 10-K.



PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 12, 1999